UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2025

Direct Digital Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41261	87-2306185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1310 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 402-1051

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	DRCT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

On August 8, 2025, Direct Digital Holdings, LLC (“DDH LLC”), as borrower, entered into the Seventh Amendment (the “Seventh Amendment”) to the Term Loan and Security Agreement dated December 3, 2021 (the “Term Loan Facility”) with Direct Digital Holdings, Inc. (the “Company”), Colossus Media, LLC, Huddled Masses LLC and Orange142, LLC, as guarantors (such guarantors together with DDH LLC, the “Credit Parties”), and Lafayette Square Loan Servicing, LLC (“LS”), as administrative agent, and Lafayette Square USA, Inc. (“Lafayette”) and the other lenders from time to time party thereto. Under the terms of the Seventh Amendment, the parties agreed to convert and exchange term loans with an aggregate principal amount of $25,000,000.00 for newly authorized shares of Series A Preferred Stock, par value $0.001, of the Company (the “Series A Preferred Stock”), with an aggregate face amount of $25,000,000.00 issued to Lafayette. Immediately following the conversion and exchange, term loans in an aggregate principal amount of $9,362,359.84 remain outstanding under the Term Loan Facility. In connection with the Seventh Amendment, the Credit Parties agreed to pay a $1,000,000 closing fee upon the earliest to occur of the payment in full of the term loans under the Term Loan Facility, the earlier acceleration of the term loans pursuant to the terms of the Term Loan Facility and September 30, 2025, as well as other fees and expenses required to be paid pursuant to the terms of the Term Loan Facility.

Additionally, pursuant to a letter agreement dated August 8, 2025 by and between the Credit Parties, LS and Lafayette (the “Letter Agreement”), the Credit Parties agreed to pay LS for the benefit of Lafayette a $25,000,000 exit fee upon the redemption in full of the $25,000,000 face amount of the Series A Preferred Stock; provided, that (i) if the Credit Parties redeem in full the Series A Preferred Stock at the Series A Liquidation Amount (as defined in the Certificate of Designation (as defined below)) on or prior to December 31, 2026, such exit fee is no longer due and payable and (ii) the amount of the exit fee reduces over time by the cumulative Corporation Redemption Price (as defined in the Certificate of Designation) under the Certificate of Designation that is received by Lafayette over time (including, the Corporation Redemption Price paid to Lafayette at the time that all of the Series A Preferred Stock is redeemed) and the cumulative Conversion Value (as defined in the Certificate of Designation) of the shares of Series A Preferred Stock converted voluntarily by Lafayette to Conversion Shares (as defined in the Certificate of Designation) pursuant to the terms of the Certificate of Designation.

The Seventh Amendment amends (i) the consolidated total leverage ratio to provide that commencing with the fiscal quarter ending June 30, 2026, the Credit Parties are required to maintain a consolidated total leverage ratio of not more than 3.50 to 1.00 and 3.25 to 1.00 for each fiscal quarter thereafter, (ii) the consolidated fixed charge coverage ratio to provide that commencing with the fiscal quarter ending June 30, 2026, the Credit Parties are required to maintain a fixed charge coverage ratio of not less than 1.25 to 1.00 and 1.50 to 1.00 for each fiscal quarter thereafter, (iii) the minimum unrestricted cash financial covenant to require the Credit Parties to maintain $1,500,000 of unrestricted cash at all times and (iv) the Term Loan Facility by adding a requirement for the Credit Parties to maintain minimum Consolidated EBITDA as of the end of each fiscal quarter of $1,000,000 for the fiscal quarters ended September 30, 2025 and December 31, 2025, and $500,000 for each fiscal quarter thereafter. The Seventh Amendment also amends the Term Loan Facility to permit the issuance of the Series A Preferred Stock and to permit the various transactions contemplated by the Certificate of Designation with respect to the Series A Preferred Stock.

The lenders under the Seventh Amendment have agreed that they will not transfer the shares of Series A Preferred stock and any shares of Common Stock issued or issuable upon conversion thereof (and any securities issuable, directly or indirectly, upon conversion or exchange of any of the foregoing, if any) (collectively, “Securities”) may not be transferred or assigned, in whole or in part, (i) except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, upon reasonable request of the Company, the delivery of an investment representation letter and/or legal opinion reasonably satisfactory to the Company) and (ii) with respect to the Series A Preferred Stock, upon the prior written consent of the Company in its sole discretion, which shall not be unreasonably withheld, conditioned or delayed, provided, that a lender may transfer or assign the Series A Preferred Stock to an affiliate of a lender or related fund of Lafayette without the consent of the Company by providing advance written notice of such transfer or assignment to the Company.

The foregoing descriptions of the Seventh Amendment and Letter Agreement are not complete and are qualified in their entireties by the full text of the Seventh Amendment and Letter Agreement, respectively, a copy of each of which is filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The shares of Series A Preferred Stock are being issued and, upon conversion, the shares of Class A Common Stock of the Company issuable upon conversion of the Series A Preferred Stock will be issued, without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder as a transaction not involving a public offering and/or Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Item 3.03 Material Modification to Rights of Security Holders

The information in response to Item 5.03 below is incorporated by reference in response to this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Seventh Amendment and pursuant to authority expressly vested in the Company’s board of directors as set forth in the Company’s Amended and Restated Certificate of Incorporation, on August 8, 2025, the Board authorized and the Company filed the Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation’) with the Secretary of State of the State of Delaware, which established the Series A Preferred Stock. The Certificate of Designation sets forth the rights, preferences, powers, restrictions and limitations of the Series A Preferred Stock. Capitalized terms not otherwise defined in this item shall have the meanings given to such terms in the Certificate of Designation.

The following is a summary of key terms of the Series A Preferred Stock:

Designation and Amount. The number of shares so designated as Series A Preferred Stock is 25,000. The Series A Preferred Stock have a par value of $0.001 per share and a stated value of $1,000 per share of Series A Preferred Stock (the “Conversion Value”), which shall be increased for any accrued and unpaid dividends.

Dividends. The shares of Series A Preferred Stock carry a cumulative dividend, compounded quarterly on January 31, April 30, July 31 and October 31 of each calendar year (each such date, a “Dividend Payment Date”) at a dividend rate of ten percent (10%) per annum (the “Dividend Rate”). From and after the Issuance Date of the Series A Preferred Stock until January 31, 2026 (the “Cash Dividend Date”), cumulative dividends will accrue, whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the Dividend Rate per share of Series A Preferred Stock based on the sum of (i) the Conversion Value thereof plus, (ii) once compounded, any Compounded Dividends (as defined below) thereon (the Conversion Value plus any such accumulated but unpaid Compounded Dividends, the “Accumulated Conversion Value”). After the Cash Dividend Date, the Company shall make each dividend payment in cash out of funds legally available therefor to the maximum extent not prohibited by the Delaware General Corporation Law, on the Series A Preferred Stock on the applicable Dividend Payment Date at the applicable Dividend Rate. All dividends that the Company is unable to pay with legally available funds shall compound quarterly on each applicable Dividend Payment Date of the applicable calendar year and shall be added to the then current Accumulated Conversion Value (“Compounded Dividends”).

Ranking. The Series A Preferred Stock will be senior to the Company’s Common Stock and all other series or classes of stock and equity securities of the Company that do not expressly rank senior to, or that are not pari passu with, the Series A Preferred Stock, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Voting Right and Protective Provisions: Subject to certain limitations described in the Certificate of Designation, the Series A Preferred Stock is voting stock. Holders of the Series A Preferred Stock are entitled to vote together with the Common Stock on an as-if-converted-to-Common-Stock basis. Holders of Common Stock are entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Accordingly, holders of Series A Preferred Stock will be entitled to one vote for each whole share of Common Stock into which their Series A Preferred Stock is then-convertible on all matters submitted to a vote of stockholders of the Company.

In addition, the Certificate of Designation provides for certain protective provisions for Holders of Series A Preferred Stock, which apply at any time when at least 12,525 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) are outstanding.

The Company shall not effect any of the following acts or transactions without the written consent or affirmative vote of the Holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting together as a single class (the “Requisite Holders”):

(i)	amend, alter, repeal or otherwise modify any provision of the Company’s Certificate of Incorporation, the Certificate of Designation or the Bylaws in a manner that would alter or change the terms or the powers, preferences, rights or privileges of the shares of Series A Preferred Stock so as to affect such terms, powers, preferences, rights or privileges adversely;
(ii)	authorize, create, or issue any class or series of preferred stock having rights senior to or that are pari passu with the Series A Preferred Stock, unless the proceeds from the authorization, creation and/or issuance of such preferred stock are used to fully redeem all outstanding shares of Series A Preferred Stock in a Corporation Redemption;
(iii)	redeem, repurchase or pay dividends on any Junior Securities, other than (A) repurchases of shares of Common Stock or other Junior Securities pursuant to any employment agreements, consultant agreements, or plans, (B) redemptions of, or dividends or distributions on, the Series A Preferred Stock, as expressly authorized herein, and (C) dividends or other distributions payable on Common Stock solely in the form of additional shares of Common Stock;
(iv)	increase or decrease the authorized number of shares of Series A Preferred Stock or issue additional shares of Series A Preferred Stock after the Issuance Date;
(v)	adopt any plan of liquidation or dissolution;
(vi)	enter into an agreement to effectuate or consummate any Deemed Liquidation Event if the Holders of shares of Series A Preferred Stock would receive in such Deemed Liquidation Event an amount per share of Series A Preferred Stock that is less than the Series A Liquidation Amount; or
(vii)	increase or decrease the number of directors on the Board of Directors of the Company.

Preferred Stock Covenant. In the event that, on or prior to October 15, 2025, the Company authorizes, creates, or issues any class or series of preferred stock having rights senior to or that are pari passu with the Series A Preferred Stock, then the Company shall effectuate a Corporation Redemption of the Series A Preferred Stock, to the extent permitted by applicable law and subject to the terms of any applicable credit facilities of the Company.

Conversion. At the option of the Holder thereof, each share of Series A Preferred Stock shall be convertible into the number of Conversion Shares equal to the Accumulated Conversion Value divided by $2.50 per share of Class A Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization), rounded down to the nearest whole share.

Beneficial Ownership Limitation. On or prior to October 15, 2025, the Company will not effect any conversion of the Series A Preferred Stock, and a Holder shall not have the right to convert any portion of the Series A Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the shares of Common Stock issuable upon conversion of Series A Preferred Stock held by the applicable Holder.

Liquidation. In the event of any Liquidation, the Holders of shares of Series A Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its stockholders, and in the event of a Deemed Liquidation Event, the Holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or the other proceeds available for distribution to stockholders, before any payment shall be made to the holders of any Junior Securities by reason of their ownership thereof, an amount per share equal to (a) if such event occurs on or prior to October 15, 2025, one and one/fourth times (1.25x) the Accumulated Conversion Value thereof and (b) if such event occurs after October 15, 2025, three times (3.00x) the Accumulated Conversion Value thereof (the amount payable pursuant to clause (a) or (b), as applicable, of this sentence is hereinafter referred to as the “Series A Liquidation Amount”). If upon any such Liquidation, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the Holders of shares of Series A Preferred Stock the full Series A Liquidation Amount thereof, the Holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

After the payment in full of all Series A Liquidation Amount and all other amounts due to holders of shares of any class of stock that is pari passu with the Series A Preferred Stock, the remaining assets of the Company available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the Holders of shares of Series A Preferred Stock pursuant to the immediately preceding paragraph or to holders of any shares of any class of stock that is pari passu with the Series A Preferred Stock, shall be distributed among the holders of shares of Common Stock and any other Junior Securities, pro rata based on the number of shares held by each such holder (or in accordance with the provisions set forth in the applicable certificate of designation for any class or series of Junior Securities, as applicable).

Redemption. The Company shall have the right, but not the obligation, to redeem, from time to time, out of funds legally available therefor, all or any portion of the then outstanding shares of Series A Preferred Stock (a “Corporation Redemption”), at any time following the Issuance Date for a price per share of Series A Preferred Stock equal to Series A Liquidation Amount (the “Corporation Redemption Price”). Any such Corporation Redemption shall occur not less than twenty (20) days and not more than sixty (60) days following circulation by the Company of a written election notice thereof (the “Corporation Redemption Notice”) from the Company. Following the notice period required by the Corporation Redemption Notice, the Company shall redeem all, or in the case of an election to redeem less than all of the shares of Series A Preferred Stock, the same pro rata portion of each such Holder’s shares of Series A Preferred Stock redeemed pursuant to this paragraph. In exchange for the surrender to the Company by the respective Holders of shares of Series A Preferred Stock of their certificate or certificates, if any, or an affidavit of loss, representing such shares of Series A Preferred Stock on or after the applicable Corporation Redemption Date, the Corporation Redemption Price for the shares of Series A Preferred Stock being redeemed shall be payable in cash by the Company in immediately available funds to the respective Holders of the Series A Preferred Stock, except to the extent prohibited by applicable Delaware law. Notwithstanding anything to the contrary contained in the Certificate of Designation, each Holder of shares of Series A Preferred Stock shall have the right to elect, prior to the Corporation Redemption Date, to exercise such Holder’s conversion rights with respect to its Series A Preferred Stock, if any.

Waiver by Requisite Holders. Notwithstanding any provision in the Certificate of Designation to the contrary, any provision contained in the Certificate of Designation and any right of the Holders of Series A Preferred Stock granted thereunder may be waived or amended, subject to agreement with the Company as required, as to all shares of Series A Preferred Stock (and the Holders thereof) upon the written consent of the Requisite Holders, unless a higher percentage is required by any mandatory provision of the Delaware General Corporation Law, in which case the written consent of the Holders of not less than such higher percentage shall be required.

The foregoing description of the terms of the Series A Preferred Stock and the Certificate of Designation is not complete and is qualified in its entirety by the full text of the Certificate of Designation, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designation of Series A Convertible Preferred Stock.
10.1	Amendment to Term Loan and Security Agreement, dated August 8, 2025, by and among Direct Digital, LLC, as borrower, Colossus Media, LLC, Huddled Masses LLC, Orange142, LLC, and Direct Digital Holdings, Inc., as guarantors, and Lafayette Square Loan Servicing, LLC, as administrative agent, and the various lenders thereto.
10.2	Letter Agreement, dated August 8, 2025, by and among Direct Digital, LLC, Colossus Media, LLC, Huddled Masses LLC, Orange142, LLC, and Direct Digital Holdings, Inc. and Lafayette Square Loan Servicing, LLC and Lafayette Square USA, Inc.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 11, 2025 (Date)	Direct Digital Holdings, Inc. (Registrant)

/s/ MARK WALKER
Mark Walker Chief Executive Officer